Exhibit 99.10

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Vote by Internet—QUICK EASY IMMEDIATE—24 Hours a Day, 7 Days a Week or by Mail Your to vote Internet your shares vote authorizes in the same the manner named as proxies if you Virgin Group Acquisition Votes marked, submitted signed and electronically returned your over proxy the Internet card. Corp. II. must be received by 11:59 p.m., Eastern Time, on XXXX X, 2022. INTERNET www.cstproxyvote. – com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY. FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS Virgin Group Acquisition Corp. II. Annual Meeting of Shareholders XXXX XX, 2022 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice and Proxy Statement are available at https://www.cstproxy.com/xxxxxxxxx/202x The undersigned appoints xxxxxxxxxxx and xxxxxxxx, each of them, as proxies, each with the power to appoint a substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Virgin Group Acquisition Corp. II. held of record by the undersigned at the close of business on xxxxx xx, 202X at the Annual Meeting of Shareholders of Virgin Group Acquisition Corp. II., to be held on XXXXX XX, 2022, or at any adjournment thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF PROPOSALS XXXXXXXXX TO THE BOARD OF DIRECTORS AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. (Continued, and to be marked, dated and signed, on the other side)

Please mark PROXY your votes X THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. like this 1. The Business Combination Proposal—RESOLVED, as FOR AGAINST ABSTAIN 4. Governing Documents Proposal A—RESOLVED, as a non- FOR AGAINST ABSTAIN an ordinary resolution, that VGAC II’s entry into that certain binding, advisory resolution, that the change in the authorized Agreement and Plan of Merger, dated as of December 7, 2021, share capital of VGAC II from (i) US$22,100 divided into as amended and restated on March 31, 2022 (as may be further amended, supplemented, 200,000,000 Class A ordinary shares, par value $0.0001 per share, (ii) 20,000,000 or otherwise modified from time to time, the “Merger Agreement”), by and among VGAC II, Class B ordinary shares, par value $0.0001 per share, and (iii) 1,000,000 preference Treehouse Merger Sub, Inc., a Delaware corporation and wholly owned direct subsidiary shares, par value $0.0001 per share, to (a) 600,000,000 shares of New Grove Class A of VGAC II (“VGAC II Merger Sub I”), Treehouse Merger Sub II, LLC, a Delaware limited Common Stock, (b) 200,000,000 shares of New Grove Class B Common Stock, and (c) liability company and wholly owned direct subsidiary of VGAC II (“VGAC II Merger Sub 100,000,000 shares of preferred stock, par value $0.0001 per share, of New Grove (the II”) and Grove Collaborative, Inc., a Delawarepublic benefit corporation (“Grove”), a copy “New Grove Preferred Stock”) be approved. of which is attached to the proxy statement/consent solicitation statement/prospectus as 5. Governing Documents Proposal B—RESOLVED, as a non- FOR AGAINST ABSTAIN Annex A, be approved, pursuant to which, among other things, at least one day following binding, advisory resolution, that the amendment and restatement the de-registration of VGAC II as an exempted company in the Cayman Islands and the of the Existing Governing Documents be approved and that all other continuation and domestication of VGAC II as a public benefit corporation in the State immaterial changes necessary or, as mutually agreed in good faith by VGAC II and Grove, of Delaware with the name “Grove Collaborative Holdings, Inc.,” (a) (i) VGAC II Merger desirable in connection with the replacement of the Existing Governing Documents with the Sub I will merge with and into Grove (the “Initial Merger”), with Grove as the surviving Proposed Certificate of Incorporation and Proposed Bylaws as part of the Domestication company in the Initial Merger and, after giving effect to the Initial Merger, continuing as (copies of which are attached to the accompanying proxy statement/consent solicitation a wholly-owned subsidiary of New Grove (the “Initial Surviving Corporation”), and (ii) statement/prospectus as Annex C and Annex D, respectively), including (i) changing the immediately following the Initial Merger, and as part of the same overall transaction as the corporate name from “Virgin Group Acquisition Corp. II” to “Grove Collaborative Holdings, Initial Merger, the Initial Surviving Corporation will merge with and into VGAC II Merger Inc.” (which is expected to occur upon the consummation of the Domestication), (ii) making Sub II (the “Final Merger” and, together with the Initial Merger, the “Mergers”), with VGAC New Grove’s corporate existence perpetual, (iii) adopting Delaware as the exclusive forum II Merger Sub II as the surviving company in the Final Merger and, after giving effect for litigation arising out of the Securities Act of 1933, as amended and (iv) removing certain to the Final Merger, continuing as a wholly-owned subsidiary of New Grove, and (b) in provisions related to our status as a blank check company that will no longer be applicable accordance with the terms and subject to the conditions of the Merger Agreement, at the upon consummation of the Business Combination be approved. time at which the Initial Merger becomes effective (the “Initial Effective Time”), based on an implied equity value of $1.4 billion: (a) each share of Grove common stock (other than 6. Governing Documents Proposal C—RESOLVED, as a FOR AGAINST ABSTAIN the Backstop Tranche 1 Shares) and preferred stock (on an as-converted to common non-binding, advisory resolution, that the issuance of shares of stock basis) (other than dissenting shares) will be canceled and converted into the right to New Grove Class B Common Stock, which will allow holders of receive (i) a number of shares of New Grove Class B common stock, par value $0.0001 New Grove Class B Common Stock to cast ten votes per share of New Grove Class B per share, of New Grove (the “New Grove Class B Common Stock”), as determined Common Stock be approved. pursuant to an exchange ratio set forth in the Merger Agreement (the “Exchange Ratio”) 7. The NYSE Proposal—RESOLVED, as an ordinary resolution, FOR AGAINST ABSTAIN and (ii) a number of restricted shares of New Grove Class B Common Stock that will vest that for the purposes of complying with the applicable provisions upon the achievement of certain earnout thresholds prior to the tenth anniversary of the of New York Stock Exchange (“NYSE”) Listing Rule 312.03, the Closing, as more fully described in the accompanying proxy statement/consent solicitation issuance of shares of New Grove Class A Common Stock, shares of New Grove Class statement/prospectus (such shares, the “Grove Earnout Shares”); (b) each outstanding B Common Stock and warrants to purchase New Grove Class A Common Stock be option to purchase Grove common stock (whether vested or unvested) will be assumed approved. by New Grove and converted into (i) comparable options that are exercisable for shares 8 The Incentive Equity Plan Proposal—RESOLVED, as an FOR AGAINST ABSTAIN of New Grove Class B Common Stock, with a value determined in accordance with the ordinary resolution, that the Grove Collaborative Holdings, Inc. 2022 Exchange Ratio (and, with regard to options that are intended to qualify as “incentive stock Equity and Incentive Plan, a copy of which is attached to the proxy options” under Section 422 of the Code, in a manner compliant with Section 424(a) of the statement/consent solicitation statement/prospectus as Annex I, be adopted and approved. Code) and (ii) the right to receive a number of Grove Earnout Shares; (c) each award of restricted stock units to acquire Grove common stock (collectively, “Grove RSUs”) will be 9. ESPP Proposal—RESOLVED, as an ordinary resolution, that FOR AGAINST ABSTAIN assumed by New Grove and converted into (i) a comparable award of restricted stock the [Grove Collaborative Holdings, Inc. Employee Stock Purchase units to acquire shares of New Grove Class B Common Stock and (ii) the right to receive Plan], a copy of which is attached to the proxy statement/consent a number of Grove Earnout Shares; (d) each warrant to acquire shares of Grove common solicitation statement/prospectus as Annex J, be adopted and approved. stock or Grove preferred stock will be assumed by New Grove and converted into (i) a 10. The Director Election Proposal—RESOLVED, as an ordinary resolution, that the comparable warrant to acquire shares of New Grove Class B Common Stock and (ii) proposal to elect in each case, to serve as directors of New Grove until their respective the right to receive a number of Grove Earnout Shares; and (e) each Backstop Tranche successors are duly elected and qualified, or until their earlier death, resignation or 1 Share will be canceled and converted into the right to receive a number of shares of removal, be adopted and approved. New Grove Class B Common Stock equal to the Exchange Ratio. The implied equity Director Nominees: AGAINST ABSTAIN value of $1.4 billion includes the value of the options exercisable for shares of New Grove FOR Class B Common Stock that are issued and outstanding in respect of options (whether Stuart Landesberg vested or unvested) to purchase Grove common stock but excludes (X) the value of the Christopher Clark options exercisable for shares of New Grove Class B Common Stock that are issued and outstanding in respect of options to purchase Grove common stock granted since David Glazer January 1, 2021 under Grove’s 2016 Equity Incentive Plan that have not yet vested as of John Replogle immediately prior to the Closing (the “Company Unvested 2021 Options”), (Y) the value of the shares of New Grove Class B Common Stock underlying outstanding Grove RSUs Kristine Miller granted since January 1, 2021 under Grove’s 2016 Equity Incentive Plan that have not yet Rayhan Arif vested as of immediately prior to the Closing (the “Company Unvested 2021 RSUs”) and (Z) the value of the BackstopTranche 1 Shares. Naytri Shroff Sramek 2. The Domestication Proposal—RESOLVED, as a special FOR AGAINST ABSTAIN 11. The Adjournment Proposal—RESOLVED, as an ordinary FOR AGAINST ABSTAIN resolution, that VGAC II be transferred by way of continuation resolution, that the adjournment of the extraordinary general to Delaware pursuant to Part XII of the Companies Act (As meeting to a later date or dates (A) to the extent necessary to Revised) of the Cayman Islands and Section 388 of the General Corporation Law of the ensure that any required supplement or amendment to the accompanying proxy statement/ State of Delaware (“DGCL”) and, immediately upon being de-registered in the Cayman consent solicitation statement/prospectus is provided to VGAC II shareholders, (B) in order to Islands, VGAC II be continued and domesticated as a public benefit corporation under the solicit additional proxies from VGAC II shareholders in favor of one or more of the proposals laws of the State of Delaware and, conditioned upon, and with effect from, the registration at the extraordinary general meeting, (C) if, as of the time for which the extraordinary general of VGAC II as a corporation in the State of Delaware, the name of VGAC II be changed meeting is scheduled, there are insufficient VGAC II ordinary shares represented (either from “Virgin Group Acquisition Corp. II” to “Grove Collaborative Holdings, Inc.” and the in person or by proxy) to constitute a quorum necessary to conduct the business to be registered office of the Company be changed to 3500 South DuPont Highway, City of conducted at the extraordinary general meeting, or (D) if VGAC II shareholders redeem Dover, County of Kent, Delaware, be approved. an amount of the public shares such that the condition to consummation of the Business 3. Charter Amendment Proposal—RESOLVED, as a special FOR AGAINST ABSTAIN Combination that the aggregate cash in the trust account, together with the aggregate resolution, that the existing amended and restated memorandum gross proceeds from the issuance and sale of an aggregate of 8,707,500 shares of New and articles of association of VGAC II (together, the “Existing Grove Class A Common Stock at a price of $10.00 per share pursuant to the Subscription Governing Documents”) be amended and restated by the deletion in their entirety and the Agreements (the “Subscription Agreements”) with certain investors (the “PIPE Investors”), substitution in their place of the proposed new certificate of incorporation, a copy of which for aggregate gross proceeds of $87,075,000 (the “PIPE Financing”), equal no less than is attached to the proxy statement/consent solicitation statement/prospectus as Annex $175,000,000 after deducting any amounts paid to VGAC II shareholders that exercise their C (the “Proposed Certificate of Incorporation”) and the proposed new bylaws, a copy redemption rights in connection with the Business Combination would not be satisfied (such of which is attached to the proxy statement/consent solicitation statement/prospectus condition to the consummation of the Business Combination, the “Minimum Available Cash as Annex D (the “Proposed Bylaws”) of “Grove Collaborative Holdings, Inc.” upon the Condition”), at the extraordinary general meeting be approved. Domestication, be approved as the certificate of incorporation and bylaws, respectively, of Grove Collaborative Holdings, Inc., effective upon the effectiveness of the Domestication. CONTROL NUMBER Signature___________________________________Signature, if held jointly___________________________________Date_____________, 2022 Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.